Exhibit 99.1

FOR IMMEDIATE RELEASE

Core Takes Steps to Address Combustion-Related Activity at its Leer South Mine

CANONSBURG, Pa., January 16, 2025 – Core Natural Resources, Inc. (NYSE: CNR) today announced that it was taking steps to temporarily seal the Leer South mine’s active longwall panel in order to extinguish isolated combustion-related activity there. Based on its collaborative, ongoing discussions with regulatory authorities, Core believes Leer South will be able to resume development work with continuous miners within the next three months, and to resume longwall mining mid-year.

“On behalf of the Core management team, I want to commend Leer South personnel for their exceptional efforts in managing a challenging situation safely and effectively, and I want to thank the regulatory agencies for their great support during this process,” said Paul A. Lang, Core’s chief executive officer. “While we are disappointed that we may be losing around two quarters of longwall production at Leer South, we are confident we are taking the right steps to protect the mine, mining equipment, and infrastructure. We have a good understanding of where the combustion-related activity is occurring and are confident that this limited activity does not currently present a threat to the longwall equipment. Working closely and cooperatively with federal and state officials, we plan to temporarily seal the active longwall panel and apply water and nitrogen to extinguish this combustion-related activity, which should lead to the most expeditious resumption of mining.”

The re-entry process will be multi-phased, beginning with the construction of ventilation controls followed by the resumption of continuous miner development. As a result, the company expects to advance development work on future longwall panels, which should enable the longwall system to operate in a highly efficient manner in the year’s second half.

“Looking ahead, the Core operations team has already initiated efforts to help ensure that we avoid such incidents in the future,” said George J. Schuller Jr., Core’s chief operating officer. “We are confident that there are steps we can take – in the areas of monitoring, degassing, and the installation of proactive mitigation systems – that should enable us to avoid future outages.”

About Core

Core Natural Resources is a world-class producer and exporter of high-quality, low-cost coals, including metallurgical and high calorific value thermal coals. The company operates a best-in-sector portfolio, including the Pennsylvania Mining Complex, Leer, Leer South, and West Elk mines. With a focus on seaborne markets, Core plays an essential role in meeting the world’s growing need for steel, infrastructure, and energy, and has ownership interests in two marine export terminals. The company was created in January 2025 via the merger of long-time industry leaders CONSOL Energy and Arch Resources and is based in Canonsburg, Pennsylvania.

Cautionary Statement Regarding Forward-Looking Information

This communication contains certain “forward-looking statements” within the meaning of federal securities laws. Forward-looking statements may be identified by words such as “anticipates,” “believes,” “could,” “continue,” “estimate,” “expects,” “intends,” “will,” “should,” “may,” “plan,” “predict,” “project,” “would” and similar expressions. Forward-looking statements are not statements of historical fact and reflect Core’s current views about future events. No assurances can be given that the forward-looking statements contained in this communication will occur as projected, and actual results may differ materially from those projected. Forward-looking statements are based on current expectations, estimates and assumptions that involve a number of risks and uncertainties that could cause actual results to differ materially from those projected. These risks and uncertainties include, without limitation, risks related to the occurrence of combustion-related activity at Core’s Leer South mine and its ability to resume development work with continuous miners and longwall development in accordance with its expected timing; the risk that the businesses will not be integrated successfully; the risk that the cost savings and any other synergies from the merger may not be fully realized or may take longer to realize than expected; the risk that the credit ratings of Core or its subsidiaries may be different from what Core expects; the risk of adverse reactions or changes to business or employee relationships, including those resulting from the completion of the merger; changes in coal prices, which may be caused by numerous factors, including changes in the domestic and foreign supply of and demand for coal and the domestic and foreign demand for steel and electricity; the volatility in commodity and capital equipment prices for coal mining operations; the presence or recoverability of estimated reserves; the ability to replace reserves; environmental and geological risks; mining and operating risks; the risks related to the availability, reliability and cost-effectiveness of transportation facilities and fluctuations in transportation costs; foreign currency, competition, government regulation or other actions; the ability of management to execute its plans to meet its goals; risks associated with the evolving legal, regulatory and tax regimes; changes in economic, financial, political and regulatory conditions; natural and man-made disasters; civil unrest, pandemics, and conditions that may result from legislative, regulatory, trade and policy changes; and other risks inherent in Core’s business.

All such factors are difficult to predict, are beyond Core’s control, and are subject to additional risks and uncertainties, including those detailed in CONSOL’s annual report on Form 10-K for the year ended December 31, 2023, quarterly reports on Form 10-Q, and current reports on Form 8-K that are available on Core’s website at www.corenaturalresources.com and on the SEC’s website at http://www.sec.gov and those detailed in Arch's annual report on Form 10-K for the year ended December 31, 2023, quarterly reports on Form 10-Q and current reports on Form 8-K that are available on the SEC’s website at http://www.sec.gov.

Forward-looking statements are based on the estimates and opinions of management at the time the statements are made. Core does not undertake any obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

Core Natural Resources, Inc. Contacts

Investors

Deck Slone

314-994-2766

Media

Erica Fisher

724-416-8292

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